EXHIBIT 10.2

                FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT


     This First Amendment (the "First Amendment") dated as of March 9, 2004 is to the Post-Petition Credit Agreement dated as of February 11, 2004 (the "Credit Agreement") by and between AVADO BRANDS, INC., a Georgia corporation and debtor-in-possession in the Chapter 11 Cases ("Avado"), and certain of Avado's Subsidiaries identified in the signature pages of the Credit Agreement, each of which is a debtor-in-possession in the Chapter 11 Cases (Avado and such Subsidiaries are referred hereinafter each individually as a "Borrower", and collectively, jointly and severally, as the "Borrowers"), each of the lenders identified in the signature pages of the Credit Agreement (such lenders, each individually, a "Lender" and collectively, the "Lenders"), and DDJ CAPITAL MANAGEMENT, LLC ("DDJ"), as administrative agent for the Lenders (in such capacity, together with its successors an assigns, if any, the "Administrative Agent"), and as collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, the "Collateral Agent").

     Borrowers, Lenders, and DDJ hereby agree as follows:

     1. Section 1.01 Definitions.

     (a) The definition of "Borrowing Base" is amended in its entirety to read as follows:

     "Borrowing Base" means (i) the amount shown on the Approved Budget as "Total Borrowing Needs", plus fifty percent (50%) of the amount by which the Borrowers' actual Cumulative Net Operating Cash Flow is greater than the amount of "Cumulative Net Operating Cash Flow" shown on the Approved Budget, and less fifty percent (50%) of the amount by which the Borrowers' actual Cumulative Net Operating Cash Flow is less than the amount of "Cumulative Net Operating Cash Flow" shown on the Approved Budget for the period commencing on the Petition Date through the date of measurement, less (ii) the amount of any payments authorized by the Borrowers through Automated Clearing House, Inc. or similar electronic means which have not been paid or funded by a deposit to the Disbursement Account.

     (b) A revised form of Borrowing Base Certificate in the form attached is substituted as Exhibit C to the Credit Agreement.

     (c) The definition of Permitted  Indebtedness is amended to renumber clause
(xii) as clause (xiii), to delete the last reference to "this clause (xii)" and to replace such reference with "this clause (xiii)", to delete the last reference to "(xi)" and to replace such reference with "(xii)" and to insert a new clause (xii) in its appropriate order to read as follows:

     "; (xii) reimbursement and other obligations owed to an issuing bank of any Approved Letter of Credit".

     (d) The definition of "Permitted Liens" is amended to add at the end of such definitions:

     " (xiv) any Lien on funds on deposit with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier."

     2. Section 6.01(gg) Security Interests. Section 6.01(gg) is hereby amended to insert", Deposit or Securities Accounts used to cash collateralize any Approved Letter of Credit and Deposit or Securities Accounts containing funds deposited with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier" immediately after the phrase "$150,000, at any time".

     3. Section 7.02 Borrowing Base Certificate. Section 7.02 is amended in its entirety to read as follows:

     "The Borrowers shall provide the Administrative Agent with a Borrowing Base Certificate, certified as being true and correct by the Authorized Officer of Avado, with each Notice of Borrowing, as provided in Section 2.01, but not less frequently than weekly by 12:00 noon on Wednesday of each week, and more frequently if requested by the Administrative Agent. Each Borrowing Base Certificate shall be prepared as set forth in Section 2.01(b)."

     4. Section 8.13 (ii) Further Assurances. Section 8.13(ii) is hereby amended to insert", Deposit or Securities Accounts used to cash collateralize any Approved Letter of Credit and Deposit or Securities Accounts containing funds deposited with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier" immediately after the phrase, "$150,000 at any time".

     5. Section 9.05 Investments. Section 9.05 is hereby amended by restating clause (ii) in its entirety to read as follows:

     "(ii) Permitted Investments; provided, however, that, except for (A) funds deposited in a Securities Account or a Deposit Account to cash collateralize an Approved Letter of Credit or (B) the deposit of funds with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier, Borrowers and their Subsidiaries shall not have Permitted Investments in Securities Accounts or Deposit Accounts in excess of $200,000 in the aggregate for such accounts outstanding at any time unless a Control Agreement has been executed and delivered with respect to such Securities Accounts or Deposit Accounts."

     6. Section 9.15. Securities Accounts. Section 9.15 is hereby amended to insert "(other than (i) a Securities Account opened for the purpose of cash-collateralizing an Approved Letter of Credit, (ii) a Securities Account containing funds on deposit with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier or (iii) a Securities Account, when aggregated with all other Securities Accounts and Deposit Accounts (other than those Securities Accounts or Deposit Accounts which cash-collateralize an Approved Letter of Credit or which contain funds on deposit with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier) for which there is no Control Agreement contains funds not in excess of $200,000)" immediately after "Securities Account" in the second line thereof.

     7. Section 11.01(k) Loan Documents. Section 11.01(k) is hereby amended to insert, "Deposit or Securities Accounts used to cash collateralize any Approved Letter of Credit and Deposit or Securities Accounts containing funds deposited with any insurance carrier to secure the obligations of the Borrowers and their Subsidiaries to such insurance carrier" immediately after the phrase, "$150,000 at any time".

     8.  Section  12.01  Collection  of  Accounts   Receivable;   Management  of
Collateral.

     Subsection (a) is amended in its entirety to read as follows:

     "Avado has established and at all times shall maintain concentration accounts (the "Concentration Accounts") at the Concentration Account Bank and shall promptly deposit, and shall cause each of the Borrowers and their Subsidiaries promptly to deposit, all Collections received by the Borrowers or any of their Subsidiaries from any source, and in any event no later than the second Business Day after the date of receipt thereof (excluding cash retained at locations in accordance with customary practice) into regional bank accounts. Promptly, and in any event no later than the second Business Day after deposit, Avado shall transfer all collected funds in the regional bank accounts to divisional Concentration Accounts and on the following Business Day to the master Concentration Account. The Concentration Accounts shall at all times be subject to Control Agreements reasonably acceptable to the Administrative Agent ("Concentration Account Agreements"). The current Concentration Accounts are identified on Schedule 1.01(v).

     Avado has established and at all times shall maintain a Disbursement Account which will be used to disburse funds for all Borrowers and to receive proceeds of Loans. The Disbursement Account shall at all times be subject to a Control Agreement reasonably acceptable to the Administrative Agent. The current Disbursement Account is identified on Schedule 1.01(a).

     The Concentration Account Agreements, the Control Agreement with respect to the Disbursement Account and the arrangements contemplated by this subsection 12.01(a) may not be changed without the consent of the Administrative Agent.

     Until the Administrative Agent has advised the Borrowers to the contrary upon the occurrence and during the continuance of an Event of Default, the Borrowers and their Subsidiaries may and will enforce, collect and receive all amounts owing on the Account Receivables for the benefit of, and on behalf of, the Collateral Agent and the Lenders. All Collections (including checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness) received directly by the Borrowers or any of their Subsidiaries from any Account Debtor or any other source (exclusive of the Lenders), whether as proceeds from Accounts Receivable, or as proceeds of any other Collateral, or otherwise, shall be received and held by the applicable party in trust for the Lenders and deposited by such party in original form and no later than the next Business Day after receipt thereof into the Concentration Accounts. The Borrowers shall not, nor shall it permit any of their Subsidiaries to, commingle such Collections with the proceeds of any Loan. All Collections of each Subsidiary of the Borrowers deposited into the Concentration Accounts by such Subsidiary shall be deemed first to be a repayment of all outstanding Intercompany Advances made by any Borrower to such Subsidiary, until paid in full, with all such remaining Collections being deemed to be an Intercompany Advance made by such Subsidiary to the Borrower who (directly or indirectly through one or more intermediaries) owns the Capital Stock of such Subsidiary.

     Until the Administrative Agent has provided written notice to the Borrowers to the contrary upon the occurrence and during the continuance of an Event of Default, Avado may transfer funds from the master Concentration Account to the Disbursement Account and shall transfer all collected funds on deposit in the master Concentration Account to the Disbursement Account on a daily basis. At the end of each Business Day, Avado shall cause any collected funds in excess of $500,000 (calculated as of 2:00 New York City time) in the aggregate in the Disbursement Account and Concentration Accounts to be transferred by wire transfer or Automated Clearing House Inc. payment to the Administrative Agent to be credited to the Loan Account. In the event Avado believes that $500,000 plus the collected funds expected on the next Business Day will not be sufficient to cover items to be presented against the Disbursement Account on the next Business Day, Avado may provide notice to the Administrative Agent and retain such additional amounts in the Disbursement Account as Avado deems appropriate to cover the items expected to be presented on the next Business Day.

     Avado covenants and agrees to maintain a minimum balance of collected funds in the Disbursement Account at the end of each Business Day sufficient (after adjustment for all collected funds expected to be credited to the Disbursement Account on the next Business Day) to pay all checks issued by the Borrowers through the end of the prior Business Day which have not been paid."

     Subsection (b) is amended by deleting the sentence

     "All funds received in the Concentration Account in excess of $250,000 (calculated as of 2:00 p.m. New York City time) and after the payment (or accrual therefor of disbursements made that day) shall be sent at the end of each Business Day by wire transfer or Automated Clearing House Inc. payment to the Administrative Agent to be credited to the Loan Account for application to reduce the then principal balance of the Loans, conditional upon final payment to the Administrative Agent."

     9. AIG Deposit Avado, with the consent of the Administrative Agent, has provided a cash deposit of $4,250,000 to AIG Risk Management ("AIG") in connection with the issuance of a workman's compensation and liability insurance policy effective February 16, 2004. Upon the earlier of (i) September 4, 2004, or (ii) the effective date of a plan of reorganization for Avado, Avado shall replace such deposit with an Approved Letter of Credit. The Loan to fund the deposit with AIG shall not be treated as a Loan to cash collateralize an Approved Letter of Credit.

     10. Effectiveness. This First Amendment shall be effective upon execution by the parties and entry of a Final Order.

     11. Miscellaneous.

     a) This First Amendment represents the entire agreement among the parties hereto relating to this First Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this First Amendment.

     b) This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

     c) This First Amendment shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts, and to the extent applicable, the Bankruptcy Code and shall be considered an integral part of the Credit Agreement governed by all of its terms, except as specifically modified herein.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Post-Petition Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                AVADO BRANDS, INC., on behalf of itself
                                and the other Borrowers


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:



                                DDJ CAPITAL MANAGEMENT, LLC, as Administrative Agent and Collateral Agent


                                By:
                                   ------------------------------------
                                   Name: Judy K. Mencher
                                   Title: Member